UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 8, 2024

Date of Report (Date of earliest event reported)

ARS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 120 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 771-9307

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SPRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2024, ARS Pharmaceuticals Operations, Inc. (the “ARS OpCo”), a wholly-owned subsidiary of ARS Pharmaceuticals, Inc. (collectively with ARS OpCo, the “Company”), entered into a supply agreement (the “Supply Agreement”) with Nuova Ompi S.r.l. (the “Supplier”), a wholly owned subsidiary of Stevanato Group S.p.A., pursuant to which the Supplier has agreed to supply glass microvials (the “Product”) to support the Company’s manufacture and commercialization of neffy®. Under the Supply Agreement, the Company has committed to purchase, and the Supplier has committed to supply, specified annual minimum quantities of the Product, which may be increased with prior notice by the Company or through the rolling forecast process, subject to a specified annual cap. The Supplier is obligated to establish the relevant manufacturing force, assets and capabilities needed to comply with its supply obligations.

As partial consideration for the supply arrangement, the Company is obligated to pay the Supplier an upfront payment of three million Euros. The supply price for the Product is specified in the Supply Agreement, subject to an annual adjustment that is capped at a specified percentage except in the case of material and extraordinary increase in the Supplier’s cost of manufacturing the Product.

The Supply Agreement will expire on December 31, 2035, and may be terminated (i) upon the parties’ mutual written consent, (ii) by the Company for any reasonable business reasons (in which case the termination will become effective at the end of the following calendar year), or (iii) by the non-breaching party if the other party is in material breach of the Supply Agreement and fails to cure such breach within 90 days after receipt of notice thereof from the non-breaching party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARS PHARMACEUTICALS, INC.

Date: October 15, 2024	By:	/s/ Richard Lowenthal
Richard Lowenthal, M.S., MBA
President and Chief Executive Officer